Exhibit 3.26

BY-LAWS

OF

SAMSON RESOURCES COMPANY

AS REVISED THROUGH AUGUST 1, 2006

ARTICLE I

Title and Offices

Section 1. The name of the Corporation is Samson Resources Company.

Section 2. The principal office shall be in the City of Tulsa, Oklahoma.

Section 3. The Corporation may also have offices at such other places, within or without the State of Oklahoma, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. All meetings of the stockholders shall be held at the principal office of the Corporation in Tulsa, Oklahoma, unless another place, within or without the State of Oklahoma, as designated by resolution of the Board of Directors.

Section 2. An annual meeting of stockholders, commencing with the year 1972, shall be held on the first Tuesday in April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o’clock a.m., at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least seven (7) days prior to the meeting.

Section 4. At least forty-eight (48) hours before every meeting of the stockholders, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open at the place where the meeting is to be held during the business hours of at least one (1) full day immediately preceding the convening thereof and until the close of such meeting, subject to the inspection of any stockholder or person representing shares.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Board of Directors, and shall be called by the President, Vice President, or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning one-fourth (1/4) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least seven (7) days before such meeting.

Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these by-laws. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 9. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.

Section 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these by-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

Directors

Section 1. The number of Directors which shall constitute the whole Board shall be not less than three (3) and not more than seven (7). The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

Section 2. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, or any new directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.

Section 3. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board

Section 4. The first meeting of each newly elected Board shall be held at such time and place either within or without the State of Oklahoma as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

Section 5. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Oklahoma as shall from time to time be determined by the Board.

Section 6. Special meetings of the Board may be called by the President, Vice President or Secretary as provided by statute, or by any two (2) Directors, on seven (7) days notice to each Director, either personally or by mail or by telegram.

Section 7. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Committees of Directors

Section 8. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of two (2) or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 9. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Compensation of Directors

Section 10. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed a fixed sum and expenses of attendance for attending committee meetings.

ARTICLE IV

Notices

Section 1. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation, or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 1. The officers of the Corporation shall be chosen by the Directors and shall be a President, Chief Executive Officer, a Chief Operating Officer, a Vice President, and a Secretary. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except those of President and Secretary or President and Vice President.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President from its members, and one or more Vice Presidents and a Secretary, none of whom need be a member of the Board.

Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

The President

Section 6. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and Directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Vice Presidents

Section 8. The Vice Presidents shall, in the absence or disability of the President and Chief Executive Officer, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

The Secretary and Assistant Secretaries

Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be authorized to execute all surety bonds on behalf of the Corporation or any Partnership in which the Corporation serves as General Partner.

Section 10. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

Chief Executive Officer

Section 11. The Board of Directors of the Corporation may elect a Chief Executive Officer to act as Chief Executive Officer of the Corporation and to perform such duties as the Board of Directors may prescribe.

Chief Operating Officer

Section 12. The Chief Operating Officer shall be the principal operating officer of the Corporation and, subject to the control of the Board of Directors, supervise the daily operations of the Corporation. He shall, in the absence of the President, perform the duties and exercise the powers of the President. He shall perform such other duties and exercise such other powers as the Board of Directors may from to time prescribe.

ARTICLE VI

Certificates of Stock

Section 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary.

Lost Certificates

Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Transfers of Stock

Section 3. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Closing of Transfer Books

Section 4. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding forty (40) days in connection with obtaining the consent of stockholders for any purpose; provided, however that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Registered Stockholders

Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

ARTICLE VII

General Provisions

Dividends

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation. The annual report provided for in 18 O.S. 1951, §1.72 is hereby dispensed with.

Checks

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

Section 5. The fiscal year shall be determined by the Board of Directors.

Seal

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Oklahoma”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Amendments

Section 1. These by-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such meeting; provided, however, the Board of Directors shall not adopt or alter any by-law fixing their number, qualifications, classifications or term of office.

ARTICLE IX

Indemnification

In addition to the indemnification rights provided by the laws of the State of Oklahoma, the following indemnities are provided:

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article IX, or in defense of any claim, issue, or matter therein, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

Section 4. Any indemnification under the provisions of Sections 1 or 2 of this Article IX, unless ordered by a court, shall be made by a Corporation only as authorized in the specific case upon the determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in Sections 1 or 2 of this Article IX. Such determination shall be made:

(1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or

(2) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) By the stockholders.

Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

Section 8. For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 9. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

Section 10. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.